EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Equifax Inc. 2008 Omnibus Incentive Plan, of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of Equifax Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Equifax Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

July 28, 2008